NEW YORK

GENERAL POWER OF ATTORNEY FORM

FOR

MICHAEL N. FERIK

The following statement is required under New York law:

CAUTION TO THE PRINCIPAL:

Your Power of Attorney is an important document. As the “principal,” you give the person whom you choose (your “agent”) authority to spend your money and sell or dispose of your property during your lifetime without telling you. You do not lose your authority to act even though you have given your agent similar authority.

When your agent exercises this authority, he or she must act according to any instructions you have provided or, where there are no specific instructions, in your best interest. “Important Information for the Agent” at the end of this document describes your agent’s responsibilities. Your agent can act on your behalf only after signing the Power of Attorney before a notary public.

You can request information from your agent at any time. If you are revoking a prior Power of Attorney by executing this Power of Attorney, you should provide written notice of the revocation to your prior agent(s) and to the financial institutions where your accounts are located. You can revoke or terminate your Power of Attorney at any time for any reason as long as you are of sound mind. If you are no longer of sound mind, a court can remove an agent for acting improperly.

Your agent cannot make health care decisions for you. You may execute a “Health Care Proxy” to do this.

The law governing Powers of Attorney is contained in the New York General Obligations Law, Article 5, Title 15. This law is available at a law library, or online through the New York State Senate or Assembly websites, www.senate.state.ny.us or www.assembly.state.ny.us. If there is anything about this document that you do not understand, you should ask a lawyer of your own choosing to explain it to you.

The undersigned principal, being a Director of The Guardian Insurance & Annuity Company, Inc (“GIAC”), does hereby constitute and appoint Richard T. Potter, Jr. as his true and lawful attorney and agent, authorized, empowered and directed to take all action necessary, on behalf of GIAC, in the capacity indicated above, in order to comply with the Securities Act of 1933 (the “33 Act”), the Investment Company Act of 1940 and any other applicable federal laws, including the filing of a registration statement, any amendment to the registration statement and undertaking, any application for exemption from the Investment Company Act of 1940 and any or all amendments to the foregoing relating to:

(1)   two types of individual deferred variable annuity – the single premium payment contract and flexible payment contract marketed under the name The Guardian Investor Individual Variable Annuity, Securities Act of 1933 File No. 33-3175,

(2) the individual flexible premium deferred variable annuity marketed under the name The Guardian Investor Retirement Asset Manager, Securities Act of 1933 File No. 333-21975;

(3) the individual flexible premium deferred variable annuity marketed under the name The Guardian Investor Asset Builder, Securities Act of 1933 File No. 333-109483;

(4) the individual flexible premium deferred variable annuity marketed under the name The Guardian Investor Income Access, Securities Act of 1933 File No. 333-87468;

(5) the individual flexible premium deferred variable annuity marketed under the name The Guardian Investor Variable Annuity Series L, Securities Act of 1933 File No. 333-153839;

(6) the individual flexible premium deferred variable annuity marketed under the name The Guardian Investor Variable Annuity Series B, Securities Act of 1933 File No. 333-153840;

(7) the individual flexible premium deferred variable annuity marketed under the name Guardian Investor II Variable Annuity, Securities Act of 1933 File No. 333-179997;

(8)   the individual flexible premium deferred variable annuity marketed under the names The Guardian Investor ProFreedom Variable Annuity (B Share) and The Guardian Investor ProStrategies Variable Annuity (I Share), Securities Act of 1933 File No. 333-187762; and

(9) the individual flexible premium deferred variable annuity marketed under the name The Guardian Investor ProFreedom Variable Annuity (C Share), Securities Act of 1933 File No. 333-193627.

as such attorneys and agents shall deem necessary or appropriate. The undersigned hereby ratifies and confirms his respective signature as it may be signed by said attorneys and agents. This instrument shall not be affected by my subsequent disability or incompetence.

I hereby declare that a photostatic, xerographic or similar copy of this original instrument shall be as effective as the original thereof.

I hereby further revoke any and all powers of attorney previously given by me with respect to said registration statement, provided that this revocation shall not affect the exercise of such power prior to the date hereof.

This power of attorney shall remain in full force and effect until the undersigned is no longer a director of GIAC, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has duly executed this power of attorney on the 2nd day of April, 2018.

Principal:

/s/ Michael N. Ferik
Michael N. Ferik

The following statement is required under New York law:

IMPORTANT INFORMATION FOR THE AGENT:

When you accept the authority granted under this Power of Attorney, a special legal relationship is created between you and the principal. This relationship imposes on you legal responsibilities that continue until you resign or the Power of Attorney is terminated or revoked. You must:

(1) act according to any instructions from the principal, or, where there are no instructions, in the principal’s best interest;

(2) avoid conflicts that would impair your ability to act in the principal’s best interest;

(3) keep the principal’s property separate and distinct from any assets you own or control, unless otherwise permitted by law;

(4) keep a record or all receipts, payments, and transactions conducted for the principal; and

(5) disclose your identity as an agent whenever you act for the principal by writing or printing the principal’s name and signing your own name as “agent” in either of the following manner:

(Principal’s Name) by (Your Signature) as Agent, or (your signature) as Agent for (Principal’s Name).

You may not use the principal’s assets to benefit yourself or give major gifts to yourself or anyone else unless the principal has specifically granted you that authority in this Power of Attorney or in a Statutory Major Gifts Rider attached to this Power of Attorney. If you have that authority, you must act according to any instructions of the principal or, where there are no such instructions, in the principal’s best interest. You may resign by giving written notice to the principal and to any co-agent, successor agent, monitor if one has been named in this document, or the principal’s guardian if one has been appointed. If there is anything about this document or your responsibilities that you do not understand, you should seek legal advice.

Liability of agent:

The meaning of the authority given to you is defined in New York’s General Obligations Law, Article 5, Title 15. If it is found that you have violated the law or acted outside the authority granted to you in the Power of Attorney, you may be liable under the law for your violation.”

Agent:

/s/ Richard T. Potter, Jr.
Richard T. Potter, Jr.

ACKNOWLEDGMENT

STATE OF New York	)
)
COUNTY OF Westchester	)

BEFORE ME, the undersigned authority, on this day personally appeared Michael Ferik who is personally known by me to be the persons whose name is subscribed hereto, or who produced (type of identification) as identification, and who stated to me under oath that he/she signed the foregoing instrument for the purpose and considerations therein expressed.

/s/ Juanita J. Johnson
NOTARY PUBLIC

[SEAL/STAMP]	Juanita J. Johnson
PRINTED NAME OF NOTARY

ACKNOWLEDGMENT

STATE OF New York	)
)
COUNTY OF Nassau	)

BEFORE ME, the undersigned authority, on this day personally appeared Richard Potter who is personally known by me to be the persons whose name is subscribed hereto, or who produced (type of identification) as identification, and who stated to me under oath that he/she signed the foregoing instrument for the purpose and considerations therein expressed.

/s/ Veronica Kwon (Gizzi)
NOTARY PUBLIC

[SEAL/STAMP]	Veronica Kwon (Gizzi)
PRINTED NAME OF NOTARY